UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 17, 2012

AllianceBernstein l.p.
(Exact name of registrant as specified in its charter)

Delaware	000-29961	13-4064930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	212-969-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 17, 2012, AllianceBernstein L.P. (“AllianceBernstein”) entered into an amended and restated unsecured five-year senior revolving credit facility in a principal amount of $900 million with Sanford C. Bernstein & Co., LLC (a wholly-owned subsidiary of AllianceBernstein, “SCB” and, together with AllianceBernstein, the “Borrowers”), as an additional Borrower, Bank of America, N.A., as Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Citigroup Global Markets Inc. (“CGMI”),  J.P. Morgan Securities LLC (“JPMS” and, together with Merrill Lynch and CGMI, the Joint Lead Arrangers), and the other lending institutions party thereto (the “Amended and Restated Credit Facility”).

On December 9, 2010, AllianceBernstein entered into an unsecured three-year senior revolving credit facility in a principal amount of $1.0 billion with SCB as an additional Borrower, Bank of America, N.A., as Administrative Agent, Merrill Lynch, JPMS and CGMI, as Joint Lead Arrangers and Joint Book Managers, and the other lending institutions party thereto (the “2010 Credit Facility”).

The 2010 Credit Facility provided for possible increases in principal amount by up to an aggregate incremental amount of $250.0 million (“accordion feature”), any such increase being subject to the consent of the affected lenders.  Similarly, the Amended and Restated Credit Facility provides for possible increases in principal amount by up to an aggregate incremental amount of $350.0 million, any such increase being subject to the consent of the affected lenders.

The 2010 Credit Facility has been amended and restated in order to extend the maturity date from December 9, 2013 to January 17, 2017.  Other than extending the maturity date, decreasing the principal amount from $1.0 billion to $900 million and increasing the accordion feature from $250 million to $350 million, the Amended and Restated Credit Facility does not include any significant changes in terms and conditions.

The foregoing does not constitute a complete summary of the terms of the Amended and Restated Credit Facility, and reference is made to the complete text of the credit agreement, which is attached hereto as Exhibit 10.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.01	Amended and Restated Credit Facility

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AllianceBernstein l.p.

Dated: January 20, 2012	By:	/s/ Edward J. Farrell
Edward J. Farrell Senior Vice President, Controller and Interim Chief Financial Officer